UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 2

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2010

eLayaway, Inc. (f/k/a Tedom Capital, Inc.)
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148516	20-8235863
(Commission File Number)	(IRS Employer Identification No.)

1625 Summit Lake Drive, Suite 205, Tallahassee, FL	32317
(Address of Principal Executive Offices)	(Zip Code)

(850) 219-8210
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

The Company, in its filing of Form 8-K on April 16, 2010, erroneously reported significant ownership to an incorrect party.  This pertains to the statements regarding RDA Equities, L.P. which should have reflected Ventana Capital Partners, Inc.  The following are revisions to the aforementioned filing:

Risk Factors

Ventana Capital Partners, Inc. beneficially owns or holds the proxies for a substantial portion of our outstanding stock, which enables it to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Ventana Capital Partners, Inc., which is controlled by Ralph Amato beneficially owns and holds the proxies for approximately 19.5% of our outstanding common stock. As such, it has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions.  This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us.  This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 12, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 1625 Summit Lake Drive, Hillside Building, Suite 205, Tallahassee, Florida 32317.

	Number of Shares	Percentage Beneficially
Name of Beneficial Owner	Beneficially Owned(1)	Owned(1)(2)
Douglas R. Salie (3)	1,866,961	7.2%
Sergio A. Pinon (3)	884,686	3.4%
Bruce Harmon (3)(4)	1,000,000	3.8%
Donald Read	2,830,999	10.9%
Ventana Capital Partners, Inc.	5,095,000	19.5%
Ralph Amato (5)	5,095,000	19.5%

All officers and directors as a group (3 persons)	3,751,647	14.4%

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 12, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)
Based on 26,075,966 shares of our common stock (includes the assumption of the exercise of all securities) outstanding immediately following the Merger after giving effect to the Merger and Split-off on April 12, 2010 and the common shares granted for services on April 13, 2010.

(3)	Officer and director.
(4)	Reflects 1,000,000 shares owned by Lakeport Business Services, Inc., which is owned and controlled by Bruce Harmon.
(5)
Reflects 5,095,000 shares owned by Ventana Capital Partners, Inc. Through his ownership interest in Ventana Capital Partners, Inc., Ralph Amato has the power to direct the voting and disposition of the Company's common stock held by Ventana Capital Partners, Inc.

Item 9.01 Financial Statements and Exhibits.

None required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2010
eLAYAWAY, INC.

By: /s/ Douglas R. Salie
Douglas R. Salie
Chief Executive Officer